                                                                    EXHIBIT 5(a)



               AMENDED AND RESTATED INVESTMENT ADVISORY AGREEMENT
               --------------------------------------------------


AMENDED AND RESTATED INVESTMENT ADVISORY AGREEMENT, dated as of this 14th day of April, 1994 as amended and restated on this 16th day of October, 1997, by and between MFS VARIABLE INSURANCE TRUST, a Massachusetts business trust (the "Trust") on behalf of the series of the Trust listed on Exhibit A attached hereto (referred to individually as a "Fund" and collectively as the "Funds"), and Massachusetts Financial Services Company, a Delaware corporation (the "Adviser").

                                  WITNESSETH:
                                  -----------

     WHEREAS, the Trust is engaged in business as an open-end investment company registered under the Investment Company Act of 1940;

     WHEREAS, the Adviser is willing to provide business management services to each Fund on the terms and conditions hereinafter set forth; and

     WHEREAS, the parties hereto entered into this Agreement on April 14, 1997, and amended and restated this Agreement on October 16, 1997 for the purposes of
(i) making certain changes with respect to the MFS/Foreign & Colonial Emerging Markets Equities Series (formerly known as the MFS Strategic Fixed Income Series), such changes having been approved by the sole shareholder of this Series on October 16, 1997; and (ii) making other minor and conforming changes;

     NOW, THEREFORE, in consideration of the mutual covenants and Agreements of the parties hereto as herein set forth, the parties covenant and agree as follows:

     ARTICLE 1:  Duties of the Adviser.  The Adviser shall provide each Fund
                 ---------------------
with such investment advice and supervision as the latter may from time to time consider necessary for the proper management of its funds. The Adviser shall act as Adviser to each Fund and as such shall furnish continuously an investment program and shall determine from time to time what securities shall be purchased, sold or exchanged and what portion of the assets of each Fund shall be held uninvested, subject always to the restrictions of the Trust's Amended and Restated Declaration of Trust, dated January 24, 1996 and By-Laws, as amended from time to time (respectively, the "Declaration" and the "By-Laws"), and to the provisions of the Investment Company Act of 1940. Should the Trustees at any time, however, make any determination as to investment policy and notify the Adviser thereof in writing, the Adviser shall be bound by such determination for the period, if any, specified in such notice or until similarly notified that such determination has been revoked. The Adviser shall take, on behalf of each Fund, all actions which it deems necessary to implement the investment policies determined as provided above,

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and in particular to place all orders for the purchase or sale of portfolio securities for each Fund's account with brokers or dealers selected by it, and to that end the Adviser is authorized as the agent of each Fund to give instructions to the Custodian of each Fund as to deliveries of securities and payments of cash for the account of each Fund. In connection with the selection of such brokers or dealers and the placing of such orders, the Adviser is directed to seek for each Fund execution at the most favorable price by responsible brokerage firms at reasonably competitive commission rates. In fulfilling this requirement the Adviser shall not be deemed to have acted unlawfully or to have breached any duty, created by this Agreement or otherwise, solely by reason of its having caused each Fund to pay a broker or dealer an amount of commission for effecting a securities transaction in excess of the amount of commission another broker or dealer would have charged for effecting that transaction, if the Adviser determined in good faith that such amount of commission was reasonable in relation to the value of the brokerage and research services provided by such broker or dealer, viewed in terms of either that particular transaction or the Adviser's overall responsibilities with respect to each Fund and to other clients of the Adviser as to which the Adviser exercises investment discretion.

     With respect to the MFS/Foreign & Colonial Emerging Markets Equity Series only, the Adviser may from time to time enter into investment sub-advisory agreements with one or more investment advisers (a "Sub-Adviser") to the Fund to perform some or all of the services for which the Adviser is responsible pursuant to this Article 1 upon such terms and conditions as the Adviser may determine provided that such investment sub-advisory agreements have been approved by a majority of the Trustees of the Trust who are not interested persons of the Trust, the Adviser or the Sub-Adviser and by vote of a majority of the outstanding voting securities of the Fund. The Adviser may terminate the services of any Sub-Adviser at any time in its sole discretion, and shall at such time assume the responsibilities of such Sub-Adviser unless and until a successor Sub-Adviser is selected. Subject to the provisions of Article 6, the Adviser shall not be liable for any error of judgment or mistake of law by any Sub-Adviser or for any loss arising out of any investment made by any Sub-Adviser or for any act or omission in the execution and management of the Fund by any Sub-Adviser.

     ARTICLE 2:  Allocation of Charges and Expenses.  The Adviser shall furnish
                 ----------------------------------
at its own expense investment advisory and administrative services, office space, equipment and clerical personnel necessary for servicing the investments of each Fund and maintaining the Trust's organization, and investment advisory facilities and executive and supervisory personnel for managing the investments and effecting the portfolio transactions of each Fund. The Adviser shall arrange, if desired by the Trust, for Directors, officers and employees of the Adviser to serve as Trustees, officers or agents of the Trust if duly elected or appointed to such positions and subject to their individual consent and to any limitations imposed by law. It is understood that the Trust will pay all of its own expenses including, without limitation, compensation of Trustees not affiliated with the Adviser, governmental fees, interest charges, taxes, membership dues in the Investment Company Institute allocable to the Trust, fees and expenses of independent auditors, of legal counsel and of any transfer agent, registrar or dividend disbursing agent of the Trust, expenses of repurchasing and redeeming shares and servicing shareholder accounts, expenses of preparing, printing and mailing stock certificates, prospectuses, periodic reports, notices and proxy statements to shareholders and to governmental officers and commissions, brokerage and other expenses connected with the execution, recording and settlement of portfolio security transactions, insurance premiums, fees and expenses of the custodian for all services to the Trust, including safekeeping of funds and securities, keeping of books and accounts and calculation of the net asset value of shares of each Fund, expenses of shareholder meetings, and expenses relating to the issuance, registration and qualification of shares of the Trust.



     ARTICLE 3:  Compensation of the Adviser.  For the services to be rendered
                 ---------------------------
and the facilities to be furnished as provided in Articles 1 and 2 above, each Fund shall pay to the Adviser an investment advisory fee computed and paid monthly at the annual rate as listed on Exhibit B, attached hereto, of each Fund's average daily net assets.

     If the Adviser shall serve for less than the whole of any period specified in this Article 3, the compensation to the Adviser shall be prorated.

     ARTICLE 4:  Special Services.  Should the Trust have occasion to request
                 ----------------
the Adviser to perform services not herein contemplated or to request the Adviser to arrange for the services of others, the Adviser will act for the Trust upon request to the best of its ability, with compensation for the Adviser's services to be agreed upon with respect to each such occasion as it arises.

     ARTICLE 5:  Covenants of the Adviser.  The Adviser agrees that it will not
                 ------------------------
deal with itself, or with the Trustees of the Trust or the Trust's distributor as principals in making purchases or sales of securities or other property for the account of any Fund, will not take a long or short position in the shares of any Fund except as provided by the Declaration, and will comply with all other provisions of the Declaration and By-Laws relative to the Adviser and its Directors and officers.

     ARTICLE 6:  Limitation of Liability of the Adviser.  The Adviser shall not
                 --------------------------------------
be liable for any error of judgment or mistake of law or for any loss arising out of any investment or for any act or omission in the execution and management of any Fund, except for willful misfeasance, bad faith or gross negligence in the performance of its duties, or by reason of reckless disregard of its obligations and duties hereunder. As used in this Article 6, the term "Adviser" shall include Directors, officers and employees of the Adviser as well as the corporation itself.

     ARTICLE 7:  Activities of the Adviser.  The services of the Adviser to the
                 -------------------------
Trust are not to be deemed to be exclusive, the Adviser being free to render services to others. The Adviser may permit other fund clients to use the words "Massachusetts Financial" or "MFS" in their names. The Trust agrees that if the Adviser shall for any reason no longer serve as the Adviser to the Trust, the Trust and each Fund will each change its name so as to delete the words "Massachusetts Financial" or "MFS". It is understood that Trustees, officers, and shareholders of the Trust are or may be or become interested in the Adviser, as Directors, officers, employees, or otherwise and that Directors, officers and employees of the Adviser are or may become similarly interested in the Trust and that the Adviser may be or become interested in the Trust as a shareholder or otherwise.

     ARTICLE 8:  Duration, Termination and Amendments of this Agreement.  This
                 ------------------------------------------------------
Agreement shall become effective with respect to each Fund on the date of its execution and shall govern the relations between the parties hereto thereafter, and shall remain in force with respect to a Fund until August 1, 1995, on which date it will terminate with respect to that Fund unless its continuance after August 1, 1995, is specifically approved at least annually (i) by the vote of a majority of the Trustees of the Trust who are not interested persons of the Trust or of the Adviser at a meeting specifically called for the purpose of voting on such approval, and (ii) by the Trustees of the Trust, or by vote of a majority of the outstanding voting securities of that Fund. The aforesaid requirement that continuance of this Agreement be "specifically approved at least annually" shall be construed in a manner consistent with the Investment Company Act of 1940 and the Rules and Regulations thereunder.

     This Agreement may be terminated as to any Fund at any time without the payment of any penalty by the Trustees or by vote of a majority of the outstanding voting securities of that Fund, or by the Adviser, on not more than sixty days' nor less that thirty days' written notice to the other party. This Agreement shall automatically terminate in the event of its assignment.

     This Agreement may be amended with respect to any Fund only if such amendment is approved by vote of a majority of the outstanding voting securities of that Fund.

     The terms "vote of a majority of the outstanding voting securities," "assignment," "affiliated person," and "interested persons," when used in this Agreement, shall have the respective meanings specified in the Investment Company Act of 1940 and the Rules and Regulations thereunder, subject, however, to such exemptions as may be granted by the Securities and Exchange Commission under said Act.

     ARTICLE 9:  Record Keeping.  The Adviser will maintain records in a form
                 ---------------
acceptable to the Trust and in compliance with the rules and regulations of the Securities and Exchange Commission, including but not limited to records required to be maintained by Section 31(a) of the Investment Company Act of 1940 and the rules thereunder, which at all times will be the property of the Trust and will be available for inspection and use by the Trust.

     ARTICLE 10:  Limitation of Liability of the Trustees and Shareholders.  A
                  ---------------------------------------------------------
copy of the Declaration of the Trust is on file with Secretary of State of The Commonwealth of Massachusetts. The parties hereto acknowledge that the obligations of or arising out of this instrument are not binding upon any of the Trust's trustees, officers, employees, agents or shareholders individually, but are binding solely upon the assets and property of the Trust in accordance with its proportionate interest hereunder. If this instrument is executed by the Trust on behalf of one or more series of the Trust, the parties hereto acknowledge that the assets and liabilities of each series of the Trust are separate and distinct and that the obligations of or arising out of this instrument are binding solely upon the assets or property of the series on whose behalf the Trust has executed this instrument. If the Trust has executed this instrument on behalf of one or more series of the Trust, the parties hereto also agree that the obligations of each series hereunder shall be several and not joint, in accordance with its proportionate interest hereunder, and the parties hereto agree not to proceed against any series for the obligations of another series.


     IN WITNESS WHEREOF, the parties have caused this Agreement to be executed and delivered in their names and on their behalf by the undersigned, thereunto duly authorized, and their respective seals to be hereto affixed, all as of the day and year first written above. The undersigned Trustee of the Trust has executed this Agreement not individually, but as Trustee under the Declaration and the obligations of this Agreement are not binding upon any of the Trustees, officers or shareholders of the Trust, individually, but bind only the Trust estate.


                                    MFS VARIABLE INSURANCE TRUST



                                    By:
                                       ------------------------------
                                       A. Keith Brodkin
                                       Chairman and Trustee



                                    MASSACHUSETTS FINANCIAL
                                     SERVICES COMPANY



                                    By:
                                       ------------------------------
                                       Jeffrey L. Shames
                                       President

                                                               EXHIBIT A
                                                               ---------


                          MFS VARIABLE INSURANCE TRUST


                           MFS Emerging Growth Series

                                MFS Value Series

                              MFS Research Series

                         MFS Growth With Income Series

                            MFS Total Return Series

                              MFS Utilities Series

                             MFS High Income Series

                          MFS World Governments Series

             MFS/Foreign & Colonial Emerging Markets Equity Series

                                MFS Bond Series

                          MFS Limited Maturity Series

                            MFS Money Market Series

                                                               EXHIBIT B
                                                               ---------



                                MANAGEMENT FEES
                                ---------------

     SERIES                                 % OF AVERAGE DAILY NET ASSETS
     ------                                 -----------------------------
MFS Emerging Growth Series                               0.75

MFS Value Series                                         0.75

MFS Research Series                                      0.75

MFS Growth With Income Series                            0.75

MFS Total Return Series                                  0.75

MFS Utilities Series                                     0.75

MFS High Income Series                                   0.75

MFS World Government Series                              0.75

MFS/Foreign & Colonial Emerging Markets Equity Series    1.25

MFS Bond Series                                          0.60

MFS Limited Maturity Series                              0.55

MFS Money Market Series                                  0.50


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